Exhibit 99.1

WEYCO REPORTS THIRD QUARTER SALES AND EARNINGS

Milwaukee, Wisconsin---November 3, 2020---Weyco Group, Inc. (NASDAQ: WEYS) (the “Company”) today announced financial results for the quarter ended September 30, 2020.

Third Quarter 2020 Review

•	Net sales were $53.2 million compared to third quarter 2019 net sales of $82.5 million.

•	Loss from operations totaled $3.8 million compared to earnings from operations of $8.5 million in the third quarter of 2019. Adjusted earnings from operations were $3.6 million for the third quarter of 2020.

•	Net loss totaled $5.9 million, or ($0.60) per diluted share, compared to net earnings of $6.6 million, or $0.66 per diluted share, in the third quarter of 2019. Adjusted net earnings were $1.5 million, or $0.16 per diluted share, for the third quarter of 2020.

Amounts referred to as “adjusted” are Non-GAAP and exclude items that are described under “Non-GAAP Adjustments” below and “Reconciliations of Non-GAAP Financial Measures” accompanying this release.

Third Quarter 2020 Segment Results

Net sales in the North American wholesale segment, which include North American wholesale sales and licensing revenues, were $44.0 million in the third quarter of 2020 compared to $67.8 million in the third quarter of 2019. BOGS third quarter net sales rose 6% as compared to last year due to higher sales in the farm, service, and industrial trade channel and with e-commerce retailers. Net sales of the Florsheim, Stacy Adams, and Nunn Bush brands were down 58%, 55%, and 32%, respectively, for the quarter, due mainly to the current decrease in demand for dress and dress-casual footwear as a result of the ongoing pandemic. Licensing revenues were $224,000 for the quarter compared to $630,000 in the third quarter of 2019, down in line with reductions in licensees’ sales of branded products.

Gross earnings for the North American wholesale segment were 35.7% of net sales in the third quarter of 2020 compared to 35.9% of net sales in last year’s third quarter. Earnings from operations for the wholesale segment were $2.8 million in the third quarter of 2020 compared to $9.5 million in the same period one year ago. Adjusted earnings from operations for the wholesale segment were $4.7 million in the third quarter of 2020.

Net sales in the North American retail segment, which includes sales from the Company’s Florsheim retail stores and its e-commerce businesses in the United States, were $4.4 million in the third quarter of 2020 compared to $5.2 million in the third quarter of 2019. The decrease between periods was partly due to closing three unprofitable retail stores during the quarter. E-commerce sales were up 16% for the quarter but were offset by a significant decline in brick-and-mortar same store sales, primarily due to reduced foot traffic as a result of the ongoing pandemic. Retail loss from operations totaled $2.8 million for the third quarter of 2020, compared to earnings from operations of the $365,000 for the third quarter of 2019. Adjusted loss from operations for the retail segment totaled $184,000 for the third quarter of 2020.

Other

Other net sales, which include the wholesale and retail net sales of Florsheim Australia and Florsheim Europe, were $4.8 million in the third quarter of 2020 compared to $9.5 million in the third quarter of 2019. The decrease was due to lower net sales at both Florsheim Australia and Florsheim Europe, resulting from retail shutdowns and stay-at-home orders. Collectively, Florsheim Australia and Florsheim Europe had a combined loss from operations totaling $3.8 million in the third quarter of 2020 compared to a loss from operations of $1.4 million in last year’s third quarter. Adjusted loss from operations for the Company’s other operations was $1.0 million for the third quarter of 2020.

“While our top-line continues to be challenged by the far-reaching effects of the COVID-19 pandemic, we are encouraged by the recent pick-up in orders we experienced in our wholesale business in August and September,” stated Thomas W. Florsheim, Jr., the Company’s Chairman and CEO. “Additionally, we are pleased with the strong performance of our e-commerce websites, which underscores the strength of our brands and continued consumer demand for our products. We have taken measures to right-size our cost structure across our organization, which allowed us to return to profitability in our wholesale business in the third quarter. We look forward to building upon this momentum as we move into the final months of the year.”

On November 3, 2020, the Company’s Board of Directors declared a cash dividend of $0.24 per share to all shareholders of record on November 30, 2020, payable on January 4, 2021.

Non-GAAP Adjustments

Amounts referred to as “adjusted” exclude the following items for the third quarter of 2020:

•	$3.1 million pre-tax expense for the impairment of retail store fixed assets and operating lease right-of-use assets
•	$1.7 million pre-tax expense from employee costs related to restructuring and temporary closures
•	$1.5 million pre-tax expense from early lease termination charges
•	$1.1 million pre-tax expense from a customer receivable write-off due to a bankruptcy filed during the pandemic
•	$1.0 million pre-tax expense from reserves for obsolete and slow-moving inventory due to COVID-19 related impacts
•	$0.4 million pre-tax expense from other related charges
•	$1.4 million pre-tax income from government wage and rent subsidies
•	$2.0 million tax expense related to deferred tax assets of the Company’s foreign subsidiaries

Reconciliations of amounts on a GAAP basis to the “adjusted” amounts are provided in the “Reconciliations of Non-GAAP Financial Measures” at the end of this release.

Use of Non-GAAP Financial Measures

In addition to GAAP financial measures, the Company presents the following non-GAAP financial measures: “adjusted earnings (loss) from operations,” “adjusted net earnings,” and “adjusted diluted earnings per share.” Adjusted results exclude the impact of items that management of the Company believes affect the comparability of its consolidated financial statements in the periods presented. The Company believes that these non-GAAP measures are useful to investors and other users of its consolidated financial statements as an additional tool for evaluating operating performance. The Company believes they also provide a useful baseline for analyzing trends in its operations. Investors should not consider these non-GAAP measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. See “Reconciliations of Non-GAAP Financial Measures” accompanying this press release.

Conference Call Details

Weyco Group will host a conference call on November 4, 2020, at 11:00 a.m. Eastern Time to discuss the third quarter financial results in more detail. To participate in the call, you will first need to pre-register online. Pre-registration takes only a few minutes and you may pre-register at any time, including up to and after the call start time. To pre-register, please go to: http://www.directeventreg.com/registration/event/8083903 The pre-registration process will provide the conference call phone number and a passcode required to enter the call. A replay will be available for one year beginning about two hours after the completion of the call at the following webcast link: https://edge.media-server.com/mmc/p/e8y6fbwz The conference call will also be available in the investor relations section of Weyco Group’s website at www.weycogroup.com.

About Weyco Group

Weyco Group, Inc., designs and markets quality and innovative footwear principally for men, but also for women and children, under a portfolio of well-recognized brand names including: Florsheim, Nunn Bush, Stacy Adams, BOGS, and Rafters. The Company’s products can be found in leading footwear, department, and specialty stores, as well as on e-commerce websites worldwide. Weyco Group also operates Florsheim stores in the United States and Australia, as well as in a variety of international markets.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Various factors could cause the results of Weyco Group to be materially different from any future results expressed or implied by such forward-looking statements. Such factors include, but are not limited to, the Company’s ability to: (i) successfully market and sell its products in a highly competitive industry and in view of changing consumer trends, consumer acceptance of products and other factors affecting retail market conditions; (ii) procure its products from independent manufacturers; and (iii) other factors, including those detailed from time to time in Weyco Group’s filings made with the SEC. With respect to the COVID-19 pandemic, numerous factors will determine the extent and length of the impact on the Company, including the extent and duration of the pandemic and its impact on the global economy; actions taken by governments, such as stay-at-home and similar orders that, among other effects, require retail store closures or limit foot traffic; the financial health of the Company’s customers and business partners, including the effects of any bankruptcy proceedings by such parties; the performance/resiliency of the Company’s supply chain; and the health and welfare of the Company’s employees. Weyco Group undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

For more information, contact:

John Wittkowske

Senior Vice President and Chief Financial Officer

414-908-1880

WEYCO GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS AND COMPREHENSIVE INCOME (UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(In thousands, except per share amounts)

Net sales	$53,178	$82,502	$133,408	$217,106
Cost of sales	32,841	50,196	82,403	131,633
Gross earnings	20,337	32,306	51,005	85,473

Selling and administrative expenses	24,177	23,817	66,517	69,974
Earnings (loss) from operations	(3,840)	8,489	(15,512)	15,499

Interest income	121	210	408	663
Interest expense	(6)	(96)	(59)	(162)
Other income (expense), net	(8)	11	147	(242)

Earnings (loss) before provision (benefit) for income taxes	(3,733)	8,614	(15,016)	15,758

Provision (benefit) for income taxes	2,136	2,029	(1,426)	3,691

Net earnings (loss)	$(5,869)	$6,585	$(13,590)	$12,067

Weighted average shares outstanding
Basic	9,756	9,912	9,760	9,933
Diluted	9,756	9,929	9,760	9,996

Earnings (loss) per share
Basic	$(0.60)	$0.66	$(1.39)	$1.21
Diluted	$(0.60)	$0.66	$(1.39)	$1.21

Cash dividends declared (per share)	$0.24	$0.24	$0.72	$0.71

Comprehensive income (loss)	$(4,976)	$5,990	$(13,383)	$11,933

WEYCO GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS (UNAUDITED)

	September 30,	December 31,
	2020	2019
	(Dollars in thousands)
ASSETS:
Cash and cash equivalents	$6,858	$9,799
Marketable securities, at amortized cost	1,955	5,904
Accounts receivable, net	39,463	51,532
Income tax receivable	3,656	-
Inventories	76,178	86,713
Prepaid expenses and other current assets	3,284	6,047
Total current assets	131,394	159,995

Marketable securities, at amortized cost	13,703	15,814
Deferred income tax benefits	773	2,487
Property, plant and equipment, net	31,142	32,214
Operating lease right-of-use assets	11,929	18,753
Goodwill	11,112	11,112
Trademarks	32,868	32,868
Other assets	23,659	23,674
Total assets	$256,580	$296,917

LIABILITIES AND EQUITY:
Short-term borrowings	$5,180	$7,049
Accounts payable	6,312	12,455
Dividend payable	-	2,355
Operating lease liabilities	4,468	6,505
Accrued liabilities	10,865	13,422
Accrued income tax payable	-	90
Total current liabilities	26,825	41,876

Deferred income tax liabilities	3,226	3,085
Long-term pension liability	27,009	27,523
Operating lease liabilities	9,962	14,110
Other long-term liabilities	263	329
Total liabilities	67,285	86,923

Common stock	9,844	9,873
Capital in excess of par value	66,864	65,832
Reinvested earnings	136,916	158,825
Accumulated other comprehensive loss	(24,329)	(24,536)
Total equity	189,295	209,994
Total liabilities and equity	$256,580	$296,917

WEYCO GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Nine Months Ended September 30,
	2020	2019
	(Dollars in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings (loss)	$(13,590)	$12,067
Adjustments to reconcile net earnings (loss) to net cash provided by
(used for) operating activities -
Depreciation	2,256	2,478
Amortization	234	133
Bad debt expense	5,102	100
Deferred income taxes	1,854	(209)
Net foreign currency transaction losses (gains)	37	(105)
Share-based compensation expense	1,063	1,102
Pension expense	345	785
Impairment of long-lived assets	3,055	-
Increase in cash surrender value of life insurance	(250)	(250)
Changes in operating assets and liabilities -
Accounts receivable	6,908	(5,413)
Inventories	10,528	(8,622)
Prepaid expenses and other assets	2,963	1,731
Accounts payable	(6,187)	(6,418)
Accrued liabilities and other	(3,494)	(1,873)
Accrued income taxes	(3,985)	338
Net cash provided by (used for) operating activities	6,839	(4,156)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable securities	-	(14,641)
Proceeds from maturities of marketable securities	6,045	11,865
Life insurance premiums paid	(155)	(155)
Purchases of property, plant and equipment	(3,151)	(4,564)
Net cash provided by (used for) investing activities	2,739	(7,495)

CASH FLOWS FROM FINANCING ACTIVITIES:
Cash dividends paid	(9,361)	(9,408)
Shares purchased and retired	(1,304)	(4,029)
Net proceeds from stock options exercised	-	161
Taxes paid related to the net share settlement of equity awards	-	(5)
Proceeds from bank borrowings	32,855	113,711
Repayments of bank borrowings	(34,724)	(102,689)
Net cash used for financing activities	(12,534)	(2,259)

Effect of exchange rate changes on cash and cash equivalents	15	(8)

Net decrease in cash and cash equivalents	$(2,941)	$(13,918)

CASH AND CASH EQUIVALENTS at beginning of period	9,799	22,973

CASH AND CASH EQUIVALENTS at end of period	$6,858	$9,055

SUPPLEMENTAL CASH FLOW INFORMATION:
Income taxes paid, net of refunds	$638	$3,385
Interest paid	$52	$162

Reconciliations of Non-GAAP Financial Measures

The following table contains a reconciliation of GAAP Financial Measures to the Non-GAAP Financial Measures used by the Company in the discussion of its consolidated financial results for the three months ended September 30, 2020.

	Three Months Ended September 30, 2020
	GAAP			Non-GAAP
	Measures			Measures
	(As Reported)	Adjustments		(As Adjusted)
	(In thousands, except per share amounts)

Earnings (loss) from operations	$(3,840)	$7,399	(1)	$3,559

Net earnings (loss)	$(5,869)	$7,386	(2)	$1,517

Diluted earnings (loss) per share	$(0.60)	$0.76	(3)	$0.16

(1)	Includes $3.1 million for the impairment of retail store fixed assets and operating lease right-of-use assets, $1.7 million in employee costs related to restructuring and temporary closures, $1.5 million in early lease termination charges, $1.1 million from a customer receivable write-off due to a bankruptcy filed during the pandemic, $1.0 million in reserves for obsolete and slow-moving inventory due to COVID-19-related impacts, and $0.4 million in other related charges, partially offset by $1.4 million of income from government wage and rent subsidies.

(2)	Reflects the after-tax impact of the above-noted adjustments of $5.4 million and $2.0 million of tax expense related to deferred tax assets of the Company’s foreign subsidiaries.

(3)	Reflects the per diluted share impact of the above-noted adjustments.

The following is a reconciliation of GAAP Financial Measures to the Non-GAAP Financial Measures used by the Company in the discussion of its segment financial results for the three months ended September 30, 2020.

	Three Months Ended September 30, 2020
	GAAP			Non-GAAP
	Measures			Measures
	(As Reported)	Adjustments		(As Adjusted)
	(Dollars in thousands)
Earnings (loss) from operations
Wholesale	$2,752	$1,993	(1)	$4,745
Retail	(2,796)	2,612	(2)	(184)
Other	(3,796)	2,794	(3)	(1,002)
Total	$(3,840)	$7,399		$3,559

(1)	Adjustment includes $1.1 million from a customer receivable write-off due to a bankruptcy filed during the pandemic, $0.5 million in employee costs related to restructuring and temporary closures, $0.5 million in reserves for obsolete and slow-moving inventory due to COVID-19-related impacts, and $0.2 million in other related charges, partially offset by $0.3 million of income from government wage subsidies.

(2)	Adjustment includes $1.5 million in early lease termination charges, $1.0 million for the impairment of retail store fixed assets, and $0.1 million in employee costs related to restructuring and temporary closures.

(3)	Adjustment includes $2.1 million for the impairment of retail store fixed assets and operating lease right-of-use assets, $1.1 million in employee costs related to restructuring and temporary closures, $0.5 million in reserves for obsolete and slow-moving inventory due to COVID-19-related impacts, and $0.2 million in related charges, partially offset by $1.1 million of income from government wage and rent subsidies.